Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

FOXO Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share(4)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(5)
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c)	18,491,077	(2)	$0.1068	$1,973,922.45	0.00014760	$291.35
	Equity	Class A Common Stock underlying Rights	Rule 457(c)	5,110,263	(3)	$0.1068	545,520.58	0.00014760	80.52
Total Offering Amounts									$371.87
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$371.87

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of FOXO Technologies Inc. (the “Registrant”) that may become issuable as a result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding Class A Common Stock.

(2)	Consists of 18,491,077 shares of Class A Common Stock to be offered and sold by the selling stockholders named in the registration statement or their permitted transferees.

(3)	Consist of 5,110,263 shares of Class A Common Stock issuable upon the exercise of rights to receive such shares, to be offered and sold by a selling stockholder named in the registration statement or their permitted transferees.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on the NYSE American on October 16, 2023 (such date being within five business days of the date that this registration statement was filed with the United States Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act.

(5)	The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act.